EXHIBIT (12)



                        WISCONSIN POWER AND LIGHT COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)




                                  Twelve Months                         Year Ended December 31,
                                 Ended March 31,
                                       1998            1997         1996          1995         1994         1993
    Income before interest
     expense                             $ 98,465     $ 103,841    $113,957      $112,473     $102,643      $96,381

    Add:
      Federal and state income
       taxes                               36,959        41,839      53,808        45,606       44,727       35,667
      Estimated interest
       component of rental
       payments                             3,486         3,524       4,313         4,666        4,175        4,139
                                          -------       -------     -------       -------      -------      -------
    Earnings, as adjusted               $ 138,910     $ 149,204    $172,078      $162,745     $151,545     $136,187
                                          =======       =======     =======       =======      =======      =======
    Fixed charges:
      Interest on bonds                   $29,897      $ 28,964     $26,906       $28,647      $28,796      $28,422
      Other interest expense                3,088         3,643       4,566         5,174        2,352        3,854
      Estimated interest
       component of rental
       payments                             3,486         3,524       4,313         4,666        4,175        4,139
                                          -------       -------     -------       -------      -------      -------
    Total fixed charges                  $ 36,471       $36,131     $35,785       $38,487      $35,323     $ 36,415
                                          =======       =======     =======       =======      =======      =======
    Ratio of earnings to fixed
      charges                                3.81          4.13        4.81          4.23         4.29         3.74
                                          =======       =======     =======       =======      =======      =======